Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance

ALERE INC. ANNOUNCES

FIRST QUARTER 2013 RESULTS

WALTHAM, MA…May 9, 2013…Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health information solutions, today announced its financial results for the quarter ended March 31, 2013.

Ron Zwanziger, Chairman, Chief Executive Officer and President of Alere said, “I’m pleased to report another quarter of progress across the organization. With our company formation substantially complete, and the areas of pressure with Triage and Health Information Solutions showing signs of stability, we were able to take key steps to drive improved operating expense leverage in the first quarter.”

Zwanziger added, “Broad changes to healthcare systems in most major markets are driving increasing opportunities for Alere’s integrated offering. As we continue to combine new diagnostic platforms and services into an integrated, technology-based solution focused on the most expensive chronic conditions, we expect to benefit from these persistent and predictable global trends. Our unique position to capitalize on the evolution of global healthcare, combined with a sustained focus on organic revenue growth, operating expense leverage and debt reduction over the next several years, should continue to engender increasing shareholder confidence in our company and our prospects for future success.”

Financial results for the first quarter of 2013:

•

Net revenue of $739.2 million for the first quarter of 2013, compared to $671.1 million for the first quarter of 2012. Non-GAAP adjusted net revenue, which includes approximately $0.6 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes for the first quarter of 2013 due to business combination accounting rules, was $739.9 million for the first quarter of 2013, compared to $672.4 million for the first quarter of 2012, which included $1.3 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes.

•

Net income of $7.2 million attributable to common stockholders of Alere Inc., and respective net income per diluted common share of $0.09, for the first quarter of 2013, compared to net loss of $4.1 million attributable to common stockholders of Alere Inc., and respective net loss per diluted common share of $0.05, for the first quarter of 2012.

•	Non-GAAP adjusted net income per diluted common share of $0.53 for the first quarter of 2013, compared to non-GAAP adjusted net income per diluted common share of $0.77 for the first quarter of 2012.

•

Net product and services revenue from our Professional Diagnostics segment was $578.6 million in the first quarter of 2013, compared to net product and services revenue of $515.4 million in the first quarter of 2012. Non-GAAP adjusted net product and services revenue from our Professional Diagnostics segment, which includes approximately $0.6 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes for the first quarter of 2013 due to business combination accounting rules, was $579.3 million in the first quarter of 2013, compared to non-GAAP adjusted net product and services revenue of $516.7 million in the first quarter of 2012, which included $1.3 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes. Recent professional diagnostics acquisitions contributed $62.0 million of incremental net revenue compared to the first quarter of 2012.

•	North American influenza sales increased to $34.3 million for the first quarter of 2013, from $6.6 million for the first quarter of 2012.

•

Excluding the impact of the change in North American influenza revenues and the impact on revenues from the reduction in our U.S. meter-based Triage product sales, currency adjusted organic growth in our Professional Diagnostics segment was 1.1%.

•

Net product and services revenue from our Health Information Solutions segment was $134.2 million in the first quarter of 2013, compared to $130.8 million in the first quarter of 2012 and $131.0 million in the fourth quarter of 2012. The increase in revenue from the first quarter of 2012 was related primarily to increased revenues from our home coagulation monitoring programs.

•

Other income for the first quarter of 2012 includes $13.5 million of a final royalty termination payment received from Quidel during the quarter, offset by $2.3 million of other charges. Together, and net of tax, these other income items added approximately $0.12 to our non-GAAP adjusted net income per diluted common share for the quarter.

The Company’s GAAP results for the first quarter of 2013 exclude $0.6 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include amortization of $76.0 million, $3.9 million of restructuring charges, $4.1 million of stock-based compensation expense, $0.9 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $11.0 million of expense recorded for fair value adjustments to acquisition-related contingent consideration, $1.0 million of interest expense recorded in connection with fees paid for certain debt modifications, $0.7 million in compensation charges associated with acquisition-related contingent consideration obligations, a $0.5 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Epocal Inc. and $0.2 million of expense associated with the extinguishment of debt. The Company’s GAAP results for the first quarter of 2012 exclude $1.3 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include amortization of $78.1 million, $5.6 million of restructuring charges, $3.9 million of stock-based compensation expense, $1.5 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $5.0 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations, $1.3 million of interest expense associated with fees paid for modification of certain debt agreements and a $4.7 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Axis-Shield plc. These amounts, net of tax, have been excluded from the non-GAAP adjusted net income per diluted common share attributable to Alere Inc. for the respective quarters.

Detailed reconciliations of the Company’s non-GAAP adjusted operating income and non-GAAP adjusted net income available to common shareholders to operating income and net loss available to common shareholders under GAAP, as well as a discussion regarding these non-GAAP financial measures, is included in the schedules to this press release.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, May 9, 2013, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call may be accessed by dialing (877) 270-2148 (domestic) or (412) 902-6510 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere website at www.alere.com/investors, or directly through the following link: http://www.videonewswire.com/event.

A replay of the call will be available approximately one hour after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10028513. The replay will also be available via online webcast at http://www.videonewswire.com/event or via the Alere website at www.alere.com/investors for a period of 60 days following the call.

Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (http://www.alere.com/investors) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.

For more information about Alere, please visit our web site at http://www.alere.com.

By developing new capabilities in near-patient diagnosis, monitoring and health information solutions, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on cardiology, infectious disease, toxicology and diabetes. Alere is headquartered in Waltham, Massachusetts.

Source: Alere Inc.

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Net product sales and services revenue	$735,185	$668,221
License and royalty revenue	4,064	2,908

Net revenue	739,249	671,129
Cost of net revenue	374,992	318,058

Gross profit	364,257	353,071

Gross margin	49%	53%
Operating expenses:
Research and development	41,454	39,000
Selling, general and administrative	292,314	279,013

Total operating expenses	333,768	318,013

Operating income	30,489	35,058
Interest and other income (expense), net	(57,869)	(38,896)

Loss before benefit for income taxes	(27,380)	(3,838)
Benefit for income taxes	(36,871)	(1,455)

Income (loss) before equity earnings of unconsolidated entities, net of tax	9,491	(2,383)
Equity earnings of unconsolidated entities, net of tax	2,934	3,412

Net income	12,425	1,029
Less: Net loss attributable to non-controlling interests	(25)	(185)

Net income attributable to Alere Inc. and Subsidiaries	12,450	1,214
Preferred stock dividends	(5,250)	(5,309)

Net income (loss) available to common stockholders	$7,200	$(4,095)

Basic net income (loss) per common share	$0.09	$(0.05)

Dilued net income (loss) per common share	$0.09	$(0.05)

Weighted-average shares - basic	81,199	80,240

Weighted-average shares - diluted	81,300	80,240

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$327,233	$328,346
Restricted cash	11,649	3,076
Marketable securities	884	904
Accounts receivable, net	540,093	524,332
Inventories, net	336,442	337,121
Prepaid expenses and other current assets	250,876	212,958

Total current assets	1,467,177	1,406,737

PROPERTY, PLANT AND EQUIPMENT, NET	529,164	534,469
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	5,049,886	4,919,081
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	202,248	207,641

Total assets	$7,248,475	$7,067,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$58,356	$66,916
Other current liabilities	636,931	581,893

Total current liabilities	695,287	648,809

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current portion	3,800,457	3,641,592
Deferred tax liabilities	415,452	428,188
Other long-term liabilities	212,376	166,635

Total long-term liabilities	4,428,285	4,236,415

TOTAL EQUITY	2,124,903	2,182,704

Total liabilities and equity	$7,248,475	$7,067,928

Alere Inc. and Subsidiaries

Reconciliation to Non-GAAP Adjusted Operating Results

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Reconciliation to Non-GAAP Adjusted Operating Income (1)
Operating income	$30,489	$35,058

Adjustment related to acquired software license contracts	643	1,286
Amortization of acquisition-related intangible assets	75,867	77,929
Restructuring charges	3,892	5,528
Stock-based compensation expense	4,123	3,874
Compensation charges associated with acquisition-related contingent consideration obligations	690	—
Acquisition-related costs	896	1,461
Fair value adjustments to acquisition-related contingent consideration	11,018	5,044
Non-cash charge associated with acquired inventory	461	4,681

Non-GAAP adjusted operating income	$128,079	$134,861

	Three Months Ended March 31,
	2013	2012
Reconciliation to Non-GAAP Adjusted Net Income (1)
Net income (loss) available to common stockholders	$7,200	$(4,095)

Adjustment related to acquired software license contracts	643	1,286
Amortization of acquisition-related intangible assets	75,989	78,122
Restructuring charges	3,947	5,588
Stock-based compensation expense	4,123	3,874
Compensation charges associated with acquisition-related contingent consideration obligations	690	—
Acquisition-related costs	896	1,461
Fair value adjustments to acquisition-related contingent consideration	11,018	5,044
Non-cash charge associated with acquired inventory	461	4,681
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility and related interest rate swap agreement	952	1,320
Expense associated with extinguishment of debt	163	—
Income tax effects on items above	(62,055)	(30,779)

Non-GAAP adjusted net income available to common stockholders	$44,027	$66,502

Net income (loss) per diluted common share	$0.09	$(0.05)

Non-GAAP adjusted net income per diluted common share	$0.53	$0.77

Weighted-average shares - diluted	81,300	80,240

Non-GAAP adjusted weighted average shares - diluted	94,977	94,206

(1)

In calculating “non-GAAP adjusted operating income” and “non-GAAP adjusted net income”, the Company excludes (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income and net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income or net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” are not standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income and net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” presented in this press release may not be comparable to similar measures used by other companies.

Alere Inc. and Subsidiaries

Selected Consolidated Revenues by Business Area (1)

(in thousands)

Professional Diagnostics Segment

			% Change
	Q1 2013	Q1 2012	Q1 13 v. Q1 12
Cardiology	$114,933	$138,826	-17%
Infectious disease	189,844	151,016	26%
Toxicology	149,049	121,740	22%
Diabetes	50,083	28,161	78%
Other (1)	74,719	75,706	-1%

Professional diagnostics net product sales and services revenue (1)	578,628	515,449	12%
License and royalty revenue	3,864	2,908	33%

Professional diagnostics net revenue	$582,492	$518,357	12%

Health Information Solutions Segment

			% Change
	Q1 2013	Q1 2012	Q1 13 v. Q1 12
Disease and case management	$54,126	$53,380	1%
Wellness	26,300	27,026	-3%
Women’s & children’s health	29,080	29,771	-2%
Patient self-testing services	24,701	20,607	20%

Health information solutions net revenue	$134,207	$130,784	3%

(1)

Revenues are presented in accordance with Generally Accepted Accounting Principles and exclude an adjustment of $0.6 million and $1.3 million in revenue related to acquired software license contracts which were not recognized during the three months ended March 31, 2013 and 2012, respectively, due to business combination accounting rules.